EXHIBIT 10.57

                         GRANT OF INCENTIVE STOCK OPTION

         THIS GRANT, dated this 21st day of December, 2001, (the "Date of Grant"), is delivered by Vertical Computer Systems, Inc., a Delaware corporation (the "Corporation") to Robin Mattern (the "Grantee").

         WHEREAS, the Board of Directors of the Corporation (the "Board") on December 16, 1999, adopted, the Incentive Stock Option Plan for the Corporation (the "Plan");

         WHEREAS, the plan provides for the granting of stock options by a committee to be appointed by the Board (the "Committee") to officers, key employees of the Corporation or any subsidiary of the Corporation to purchase, or to exercise certain rights with respect to, shares of the Common Stock of the Corporation, par value $.00001 per share (the "Stock"), in accordance with terms and provisions thereof; and

         WHEREAS, the Committee considers the Grantee to be a person eligible for a grant of stock options under the plan, and has determined that it would be in the best interest of the Corporation to grant the stock options documented herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. GRANT OF OPTION.

         Subject to the terms and conditions hereinafter set forth, the Corporation, with the approval and the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to One Million Five Hundred Thousand (1,500,000) shares of Stock at a price of $0.01 per share. Such option is hereinafter referred to as the "Option" and the shares of Common Stock purchasable upon exercise as the "Option Shares." If, from time to time, Grantee acquires any shares of stock pursuant to this Grant of Incentive Stock Option, Grantee accepts and agrees to the terms of the Lock Up Agreement, attached hereto as Exhibit A, and incorporated herein by this reference.

         2. TERMINATION OF OPTION.

         (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of Three (3) years from the Date of Grant (the "Option Term").

         (b) In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

         (c) If applicable, a transfer of the Grantee's employment, between the Corporation and any subsidiary or other affiliate of the Corporation or between any subsidiaries or affiliates of the Corporation shall not be deemed to be a termination of the Grantee's employment.



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         3. EXERCISE OF OPTION.

         (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Corporation written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise and the date of exercise thereof, which date shall be at least five (5) days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

         (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares Purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date or through the execution of a Promissory Note collateralized by the Option Shares.

         On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Corporation shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as the Corporation may elect) upon full payment for such Option Shares. The obligation of the Corporation to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         (c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Corporation. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

         4. ADJUSTMENT OF AND CHANGES IN STOCK OF CORPORATION.

         In the event or a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock or the Corporation, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; Provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.


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         5. RIGHTS OF STOCKHOLDERS.

         Neither the Grantee nor any legal representative shall be or have any of the rights and privileges of a stockholder of the Corporation with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, unless and until the certificate(s) representing such shares shall have been delivered pursuant to the terms hereof.

         6. NON-TRANSFERABILITY OF OPTION.

         During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In no event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein; or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, then the Corporation may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

         7. EMPLOYMENT NOT AFFECTED.

         The granting of the Option nor its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Corporation, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.

         8. AMENDMENT OF OPTION.

         The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

         9. NOTICE.

         Any notice to the Corporation provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at:

                           Vertical Computer Systems, Inc.
                           6336 Wilshire Boulevard
                           Los Angeles, CA  90048

and any notice to Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail postage prepaid.

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         10. INCORPORATION OF PLAN BY REFERENCE.

         The Option is granted pursuant to the terms of the Plan, the terms and conditions of which are incorporated herein by reference, and the Option shall in all respects be interpreted and construed in accordance with the Plan. The Committee shall interpret and Construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

         11. Governing Law.

         The validity, construction, interpretation and effect of this instrument shall exclusively by governed by and determined in accordance with the law of the State of Delaware, except to the extent preempted by federal law, which shall to the extent govern.

         IN WITNESS WHEREOF, the Corporation has caused its duly authorized officers to execute and attest this grant of Incentive Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his signature hereon, effective as of the Date of Grant.

                                       VERTICAL COMPUTER SYSTEMS,INC.
                                       A Delaware corporation



                                       By:
                                          ----------------------------------
                                             Richard Wade, President



                                       ACCEPTED AND AGREED TO:



                                       By:----------------------------------
                                             Robin Mattern


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                                    Exhibit A

                                LOCK-UP AGREEMENT

         The undersigned employee hereby agrees, for a period of four (4) months from December 21, 2001 (the "LOCK-UP PERIOD"), not to offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "DISPOSITION") any shares of VERTICAL COMPUTER SYSTEMS, INC. ("Company"), Common Stock ("Common Stock"), any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "SECURITIES"), now owned or hereafter acquired directly by the undersigned employee or with respect to which undersigned employee has or hereafter acquires the power of disposition pursuant to the Grant of Incentive Stock Option, dated, December 21, 2001 (the "Option"), otherwise than:

         (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by these Lock-Up provisions;
         (ii) as a distribution to limited partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of these Lock-Up Provisions;
         (iii) in a brokerage transaction, for all persons holding shares subject to these Lock-Up Provisions, of no more on any trading day than (a) 56,250 shares (which amount is calculated by dividing the number of shares, 1,500,000 shares currently held by the undersigned employee pursuant to the Option by the number of trading days in a 4 month period [80 days], and multiplying that resultant by three), and no more during any calendar month than
               (b) 375,000 shares (which amount is calculated by dividing the 1,500,000 shares currently held by undersigned employee by 4 months); however, in the event that these shares are subject to a stock split or a reverse stock split, the restrictions set forth in this paragraph shall be adjusted proportionately; or
         (iv)  with the prior written consent of the Company.

The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than undersigned employee. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

         The undersigned employee hereby agrees and consents: (i) to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Agreement, and (ii) to furnish the Company brokerage account statements or trade confirmations which evidence compliance with this Agreement.


Dated:   December 21, 2001                            __________________________
                                                       Robin Mattern


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                        EXPLANATION OF LOCK-UP PROVISIONS

The Company is requesting all employees, advisors and other pertinent parties (collectively "Insiders") to execute the attached Lock-Up Provisions Document in order to protect the Company's share price on its trading market (NASDAQ OTC Bulletin Board) from being unduly depressed by sales transactions by insiders.

The provisions are designed to allow Insider-shareholders to sell reasonable amounts of Company shares without disrupting the market for Company shares. Obviously, if a significant number of shares are sold within a relatively short period of time, the effect is to lower the Company's market price. It is in the best interest of the Company and all of its shareholders to assist in creating an "orderly" market, where sales will not, in general, significantly impact the Company's share price. It is very difficult, indeed, to sustain the market price of the Company's shares, let alone increase the market price after an ill-timed sell-off of Company shares by Insiders or others.

The attached provisions allow an Insider to sell shares (i.e., those eligible to be sold in the stock market) in equal monthly amounts over a 24-month period. The provisions further limit any single-day sale equal to 3 times the average "permitted daily sale" of 1/20th of the permitted monthly amount. For example: an Insider holding 1,000,000 shares eligible for sale would be permitted to sell up to a total of 41,667 shares per month (1,000,000 shares/24 months), limited to an average daily sale of 2,083 shares (41,667 shares/20 days). The highest permitted daily sale in any month would be 6,250 shares (2,083 shares x 3).

Note that the provisions allow an Insider to sell more shares than are permitted under the formulae with written Company permission in order to accommodate emergency and hardship situations.




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